Exhibit 10.1

THE FINISH LINE, INC.
NON-QUALIFIED DEFERRED
COMPENSATION PLAN
2008

TABLE OF CONTENTS

Page
ARTICLE I PURPOSE		1

ARTICLE II DEFINITIONS		1
2.01	“Account”	1
2.02	“Affiliate”	1
2.03	“Beneficiary”	1
2.04	“Change in Control”	2
2.05	“Code”	4
2.06	“Committee”	4
2.07	“Company”	4
2.08	“Compensation”	4
2.09	“Compensation Deferral”	4
2.10	“Eligible Employee”	4
2.11	“Matching Contribution”	4
2.12	“Participant”	4
2.13	“Plan”	4
2.14	“Plan Year”	5
2.15	“Performance Bonus”	5
2.16	“Performance Bonus Deferral”	5
2.17	“Qualified Plan”	5
2.18	“Regulations”	5
2.19	“Separation from Service”	5
2.20	“Specified Employee”	5

ARTICLE III ELIGIBLE EMPLOYEE COMPENSATION DEFERRALS		6
3.01	Compensation Deferrals	6
3.02	Performance Bonus Deferrals	6
3.03	Coordination with Qualified Plan	7
3.04	Matching Contributions	7

ARTICLE IV EARNINGS		8

ARTICLE V VESTING		8

ARTICLE VI DISTRIBUTIONS		8
6.01	Distribution of Benefits	8
6.02	Death	10
6.03	Hardship Withdrawal	10
6.04	Valuation	10
6.05	Withholding	10
6.06	Deferred Commencement	10
6.07	Payment of Small Accounts	11
6.08	Distributions Upon Income Inclusion Under Section 409A of The Code	11

i

ARTICLE VII MISCELLANEOUS		11
7.01	Limitation of Rights	11
7.02	Additional Restrictions	11
7.03	Claims Procedure	11
7.04	Indemnification	12
7.05	Assignment	12
7.06	Inability to Locate Recipient	12
7.07	Amendment and Termination	12
7.08	Applicable Law	13
7.09	No Funding	13
7.10	Trust	13

ii

THE FINISH LINE, INC.
NON-QUALIFIED DEFERRED
COMPENSATION PLAN
(EFFECTIVE JANUARY 1, 2008)

ARTICLE I
PURPOSE

This Finish Line, Inc. Non-Qualified Deferred Compensation Plan (the “Plan”) is designed to restore to selected employees of The Finish Line, Inc. (the “Company”) and its affiliates certain benefits that cannot be provided under the tax-qualified plans maintained by the Company and its affiliates.  This Plan is adopted effective as of January 1, 2008.

This Plan is intended to comply with the provisions of Section 409A of the Internal Revenue Code applicable to deferred compensation arrangements and shall be administered and operated in conformity with those provisions and applicable Treasury Regulations.

This Plan is intended to be a plan that is unfunded and maintained by The Finish Line, Inc. primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income Security Act of 1974 (“ERISA”).

ARTICLE II
DEFINITIONS

In this Plan, the following terms have the meanings indicated below:

2.01           “Account”   means the account maintained under the Plan for each Participant which is credited with amounts under Article III of the Plan and adjusted periodically  for investment performance under Article IV of the Plan and distributions or withdrawals in accordance with Article VII.  Each Participant’s Account shall be divided into a series of Plan Year Subaccounts, one for each Plan Year for which the Participant defers any Compensation under the Plan.  To the extent it considers necessary or appropriate, the Committee or its delegate may further divide each such Plan Year Subaccount into a series of separate subaccounts so that each category of deferred Compensation may be credited to its own separate subcategories within that particular Plan Year Subaccount.

2.02           “Affiliate” means an entity required to be aggregated with the Company under Section 414(b), (c) or (m) of the Code.

2.03           “Beneficiary”  means the person or persons, natural or otherwise, designated in writing, to receive a Participant’s vested Account if the Participant dies before distribution of the entire vested balance credited to that Account.  A Participant may designate one or more primary Beneficiaries and one or more secondary Beneficiaries.  A Participant’s Beneficiary designation must be made in writing pursuant to such procedures as the Committee may establish and delivered to the Committee before the Participant’s death.  The Participant may revoke or change this designation at any time before his or her death by following such procedures as the Committee may establish.  If the Committee has not received a Participant’s Beneficiary designation before the Participant’s death or if the Participant does not otherwise have an effective Beneficiary designation on file when he or she dies, the vested balance of such Participant’s Account will be distributed to his or her estate.

2.04           “Change in Control” shall mean any of the following:

(1)
a change in the ownership of the Company, which shall occur on the date that any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company.  However, if any one person, or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company (within the meaning of subsection (2)).  An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this subsection.  This subsection applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(2)	a change in the effective control of the Company, which shall occur only on either of the following dates:

(i)
the date any one person, or more than one person acting as a group acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing thirty five percent (35%) or more of the total voting power of the stock of the Company.

(ii)
the date a majority of members of the Company’s board of directors is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election; provided, however, that this provision shall not apply if another corporation is a majority shareholder of the Company.

If any one person, or more than one person acting as a group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a change in the effective control of the Company (or to cause a change in the ownership of the Company within the meaning of subsection (1) of this section).

(3)
a change in the ownership of a substantial portion of the Company’s assets, which shall occur on the date that any one person, or more than one person acting as a group, acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than forty percent (40%) of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.  For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.  No change in control event occurs under this subsection (3) when there is a transfer to an entity that is controlled by the shareholders of the Company immediately after the transfer.  A transfer of assets by the Company is not treated as a change in the ownership of such assets if the assets are transferred to –

(i)	a shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(ii)	an entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company.

(iii)	a person, or more than one person acting as a group, that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(iv)	an entity, at least 50 percent of the total value or voting power of which is owned, directly or indirectly, by a person described in paragraph (iii).

For purposes of this subsection (3) and except as otherwise provided in paragraph (i) above, a person’s status is determined immediately after the transfer of the assets.  For purposes of this section, persons will not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time, or as a result of the same public offering.  However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.  If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such shareholder is considered to be acting as a group with other shareholders only with respect to the ownership in that corporation before the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

2.05           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.06           “Committee” means the Compensation and Stock Option Committee of the Company’s Board of Directors or a subcommittee of one or more members thereof.  The Committee shall have full discretionary authority to administer and interpret the Plan, to determine eligibility for Plan benefits, to select employees for Plan participation, to determine the benefit entitlement of each Participant and Beneficiary hereunder and to correct errors.  The Committee may delegate one or more of its duties and responsibilities hereunder to an officer of the Company and unless the Committee expressly provides to the contrary, any such delegation will carry with it the Committee’s full discretionary authority with respect to the delegated duties and responsibilities.  In no event, however, shall the Committee delegate its authority to amend or terminate the Plan pursuant to the provisions of Sections 7.02 and 7.07. Decisions of the Committee or its delegate will be final and binding on all persons.

2.07           “Company” means The Finish Line, Inc., an Indiana corporation.

2.08           “Compensation” means compensation as defined in the Qualified Plan, as constituted from time to time, other than Performance Bonuses and without regard to the application of the limitation under Code Section 401(a)(17).

2.09           “Compensation Deferral” means an election by a Participant to defer the receipt of Compensation in accordance with the requirements of Article III of this Plan.

2.10           “Eligible Employee” means each management or highly compensated employee of the Company or an Affiliate whose participation in the Plan is authorized by the Committee.  Qualification as an Eligible Employee shall be on a Plan Year by Plan Year basis, and an individual who qualifies as an Eligible Employee for a particular Plan Year will automatically cease to be such an Eligible Employee upon the earlier of (a) the beginning of any Plan Year in which the individual ceases to meet any qualification requirements established by the Committee or (b) the date the Plan is terminated.  In addition, the Committee may, in its sole discretion, place further requirements and/or limitations on an Eligible Employee’s participation in any portion of the Plan.

2.11           “Matching Contribution” means a matching contribution pursuant to Section 3.04 of this Plan.

2.12           “Participant” means a current or former Eligible Employee for whom an Account (including one or more Plan Year Subaccounts) is maintained.

2.13           “Plan” means The Finish Line, Inc. Non-Qualified Deferred Compensation Plan, as amended from time to time.

        2.14           “Plan Year” means the calendar year.

2.15           “Performance Bonus” means an amount awarded to an Eligible Employee as “performance-based compensation,” as defined in Section 409A(a)(4)(B)(iii) of the Code and the Regulations.

2.16           “Performance Bonus Deferral” means an election by a Participant to defer the receipt of a Performance Bonus in accordance with the requirements of Article III of this Plan.

2.17           “Qualified Plan” means The Finish Line Profit Sharing and 401(k) Plan, as amended from time to time.

2.18           “Regulations” mean Treasury Regulations issued pursuant to the Code.

2.19           “Separation from Service” means the termination of the Participant’s employment with the Company and any Affiliate for reasons other than death.  Whether a termination of employment takes place is determined based on the facts and circumstances surrounding the termination of the Participant’s employment.  A termination of employment will be considered to have occurred if it is reasonably anticipated that:

(a)           the Participant will not perform any services for the Company after termination of employment, or

(b)           the Participant will continue to provide services to the Company at an annual rate that is less than fifty percent (50%) of the average of the bona fide services rendered during the immediately preceding thirty-six (36) months of employment.

2.20           “Specified Employee” means for each April 1 through March 31 period each individual identified by the Company as of the immediately preceding December 31 as a “key employee,” as defined under Section 416(i) of the Code, disregarding Section 416(i)(5) of the Code.

ARTICLE III
ELIGIBLE EMPLOYEE COMPENSATION DEFERRALS

3.01           Compensation Deferrals.

(a)           Elections.  In order to be eligible to make Compensation Deferrals for a Plan Year, an Eligible Employee must file an appropriate deferral election for that Plan Year.  Such election must be made before the start of the Plan Year in which the Compensation subject to that election is to be earned.  However, if an individual first becomes eligible to participate in this Plan after the start of a Plan Year (and is not already eligible to participate in any other “account balance plan” (as defined in Proposed Treasury Regulation Section 1.409A-1(c)(2)(i)(A)) of the Company), that individual may elect, within thirty (30) days after he or she first becomes eligible to participate in the Plan, to make Compensation Deferrals with respect to Compensation earned for services performed by such individual in pay periods beginning after the filing of his or her deferral election.  A new deferral election will be required for each Plan Year such individual remains an Eligible Employee.

In addition, an Eligible Employee shall be permitted to make a one-time only election to make an additional Compensation Deferral in an amount equal to a specified percentage of the refund to be paid to him from the Qualified Plan in 2008 to reflect correction of excess deferrals under the average deferral percentage test as required under the Code.  Such election must be made on or before December 31, 2007.

(b)           No Changes.  A Participant’s Compensation Deferral election for a particular Plan Year may not be revoked, modified or suspended after the start of that Plan Year, except to the extent permitted under Code Section 409A and the Regulations thereunder.

(c)           Late Election.  If an Eligible Employee does not make a timely election for a Plan Year, no Compensation Deferrals will be made under the Plan on behalf of that Eligible Employee for that Plan Year.

(d)           Amount.  An Eligible Employee may elect to defer for each payroll period in a Plan Year an amount equal to a specified percentage (not to exceed 80%) of the Compensation payable to the Eligible Employee.

(e)           Crediting.  The Compensation Deferrals made by the Participant will be credited to his or her applicable Plan Year Subaccount as soon as practical after the date that the Compensation to which those Compensation Deferrals relate would otherwise have been paid.

3.02           Performance Bonus Deferrals.

(a)           Elections.  An Eligible Employee may make a Performance Bonus Deferral with respect to any Performance Bonus to be paid in the upcoming Plan Year by filing an appropriate deferral election no later than the June 30 immediately preceding that Plan Year.  A new Performance Bonus Deferral election will be required with respect to each Plan Year such individual remains an Eligible Employee.  The Committee may prescribe such rules and requirements regarding Performance Bonus Deferral elections.

(b)           No Changes.  A Participant’s Performance Bonus Deferral election for a particular Plan Year may not be revoked, modified or suspended after the deadline for making it, except to the extent permitted under Code Section 409A and the Regulations thereunder.

(c)           Late Election.  If an Eligible Employee does not make a timely election for a Plan Year, no Performance Bonus Deferrals will be made under the Plan on behalf of that Eligible Employee for that Plan Year.

(d)           Amount.  An Eligible Employee may separately elect to make a Performance Bonus Deferral with respect to any amount of his or her Performance Bonus for a Plan Year in any amount or percentage that does not exceed 80% of his or her Performance Bonus.

(e)           Crediting.  Performance Bonus Deferrals made by the Participant will be credited to his or her applicable Plan Year Subaccount as soon as practical after the date that the Performance Bonus amount to which those Performance Bonus Deferrals relate would have otherwise been paid.

3.03           Coordination with Qualified Plan.  On or before the end of each Plan Year, the Committee shall direct that an amount be transferred from the Eligible Employee’s Account to the Qualified Plan equal to the lesser of: (1) the amount of his Compensation Deferrals and Performance Bonus Deferrals for that Plan Year, (2) the amount elected by the Eligible Employee to be contributed to the Qualified Plan for that Plan Year, (3) the maximum amount of elective deferrals that may be made by the Eligible Employee for that Plan Year after the application of the actual deferral percentage test under Section 401(k)(3)(A)(ii) of the Code plus any contribution that may be made for that Plan Year by the Eligible Employee pursuant to Section 414(v) of the Code, or (4) the maximum amount of elective deferrals that may be made by the Eligible Employee for that Plan Year pursuant to Section 402(g) of the Code plus any contribution that may be made for that Plan Year by the Eligible Employee pursuant to Section 414(v) of the Code.

3.04           Matching Contributions.

(a)           Eligibility.  An Eligible Employee shall be entitled to a Matching Contribution under this Plan only to the extent he or she has satisfied the eligibility requirements for an employer matching contribution under the Qualified Plan.

(b)           Amount.  The amount of the Matching Contribution to which the Eligible Employee is entitled for each Plan Year will be equal to three percent (3%) of his or her Compensation and Performance Bonuses that he or she elects to defer under this Plan (either as a Compensation Deferral or Performance Bonus Deferral) less the amount of matching contribution to be made under the Qualified Plan with respect to his or her elective deferrals under the Qualified Plan for that Plan Year.

(c)           Crediting.  The Matching Contributions to which the Participant is entitled will be credited to his or her applicable Plan Year Subaccount at such time and in such manner as determined by the Committee or its designate and as applied uniformly to all Participants.

ARTICLE IV
EARNINGS

Amounts credited to a Participant’s Account under the Plan shall be credited with earnings, at periodic intervals determined by the Committee, at a rate equal to the actual rate of return for such period on the investment fund or funds or index or indices or vehicle or vehicles selected by that Participant from a range of investment vehicles authorized by the Committee.  The rate of return on such investment vehicles shall be tracked solely for the purpose of determining the phantom investment gain, earnings and losses to be credited to the Participant’s Account during the deferral period.  Neither the Company nor any of its affiliates shall be obligated to make any actual investment.  It is intended that, unless otherwise determined by the Committee, the applicable investment funds shall be the same as those offered under the Qualified Plan.

ARTICLE V
VESTING

Each Participant will be 100% vested in that portion of his or her Account attributable to Compensation Deferrals and Performance Bonus Deferrals made under Section 3.01 or 3.02.  Matching Contributions made to a Participant’s Account under Section 3.04 of this Plan shall vest in the same manner as matching contributions vest under the Qualified Plan, as amended from time to time; provided, however, that Matching Contributions that would otherwise be nonvested shall immediately vest upon a Change in Control.

ARTICLE VI
DISTRIBUTIONS

6.01           Distribution of Benefits.  Each Participant must, prior to the start of each Plan Year, elect the manner in which the Plan Year Subaccount for that Plan Year will be distributed.  Accordingly, the Participant shall make a separate distribution election with respect to each Plan Year Subaccount by following the procedures described below and by satisfying such additional requirements as the Committee may determine.

(a)           Annual Election.  Unless a later date is permitted in the Regulations, at the same time the Participant files his or her deferral election for one or more items of Compensation to be earned in the upcoming Plan Year, the Participant must also elect, in writing, which of the distribution options described below will govern the payment of the vested balance of the Plan Year Subaccount to which those deferred items of Compensation are credited.

(b)           Timing of Payment.  A Participant may elect to have the vested portion of his or her Plan Year Subaccount distributed no later than the 15th day of the third month following one of the following distribution events (or the earlier or later of any such events):

(i)	Separation from Service;

(ii)	a specified date; or

(iii)	Change in Control of the Company.

(c)           Form of Payment.  A Participant may elect to have the vested portion of his or her Plan Year Subaccount distributed no later than the 15th day of the third month following his or her elected distribution event in one of the following distribution forms:

(i)	a single lump sum payment; or

(ii)	equal annual installments over a period not to exceed 10 years.

(d)           Subsequent Election.  A Participant may change the timing and form of payment with respect to his or her Plan Year Subaccount in accordance with such policies and procedures as may be adopted by the Committee.  :Any change in the form or timing of distributions hereunder must comply with the following requirements.  The changes:

(i)	may not accelerate the time or schedule of any distribution, except as provided in Section 409A of the Code and the regulations thereunder;

(ii)
must, for benefits distributable as of a specified date or Separation from Service, delay the commencement of distributions for a minimum of five (5) years from the date the first distribution was originally scheduled to be made;

(iii)	must take effect not less than twelve (12) months after the election is made; and

(iv)	in the case of a distribution to be made as of a specified date, must be made at least twelve (12) months before the first scheduled payment.

For purposes of this subsection (d), in accordance with the Regulations, a series of annual installments shall be treated as a single payment.

(e)           Default.    If, upon a Participant’s Separation from Service, the Committee does not have a proper distribution election on file for that Participant with respect to one or more of his or her Plan Year Subaccounts, the vested portion of each of those Plan Year Subaccounts will be distributed to the Participant in one lump sum as soon as administratively feasible following the Participant’s Separation from Service.

                 6.02           Death.  If a Participant dies with a vested balance credited to one or more of his or her Plan Year Subaccounts, whether or not the Participant was receiving payouts from those subaccounts at the time of his or her death, then the Participant’s Beneficiary will receive the vested balance of each of those Plan Year Subaccounts in accordance with the timing and form of distribution provisions set forth in Section 6.01.

6.03           Hardship Withdrawal.  If a Participant (a) incurs a severe financial hardship as a result of (i) a sudden and unexpected illness or accident involving the Participant or his or her spouse or any dependent (as determined pursuant to Section 152(a) of the Code), (ii) a casualty loss involving the Participant’s property or (iii) other similar extraordinary and unforeseeable event beyond the Participant’s control and (b) does not have any other resources available, whether through reimbursement or compensation (by insurance or otherwise) or liquidation of existing assets (to the extent such liquidation would not itself result in financial hardship), to satisfy such financial emergency, then the Participant may apply to the Committee for an immediate distribution from the vested portion of his or her Account in an amount necessary to satisfy such financial hardship and the tax liability attributable to such distribution.  The Committee shall have complete discretion to accept or reject the request and shall in no event authorize a distribution in an amount in excess of that reasonably required to meet such financial hardship and the tax liability attributable to that distribution.

Any hardship withdrawal shall be made only to the extent permitted in accordance with Section 1.409A-3(g)(3) of the Regulations.  As a condition of the Committee’s acceptance of a request for a hardship withdrawal under this Section 6.03, the Participant’s election to make Performance Bonus Deferrals and/or Compensation Deferrals shall be terminated for the remainder of that Plan Year.  Thereafter, such Participant shall be suspended from making Performance Bonus Deferrals under Section 3.02 or Compensation Deferrals under Section 3.01 until the second Plan Year following the Plan Year in which the hardship withdrawal was made.

6.04           Valuation.  The amount to be distributed from any Plan Year Subaccount pursuant to this Article VI shall be determined on the basis of the vested balance credited to that subaccount as of the most recent practicable date (as determined by the Committee or its designate) preceding the date of the actual distribution.

6.05           Withholding.  Either the Company or an Affiliate will deduct from Plan payouts, or from other compensation payable to a Participant or Beneficiary, amounts required by law to be withheld for taxes with respect to benefits under this Plan.  The Company and each affiliate reserves the right to reduce any deferral or contribution that would otherwise be made under this Plan on behalf of a Participant to satisfy the Participant’s tax withholding liabilities.

6.06           Deferred Commencement.  Notwithstanding any provision of this Plan to the contrary, if a Participant is considered a Specified Employee at Separation from Service, benefit distributions that are made upon Separation from Service may not commence earlier than six (6) months after the date of such Separation from Service.  In the event this Section 6.06 is applicable to a Participant, any distribution which would otherwise be paid to the Participant within the first six months following the Separation from Service shall be accumulated and paid to the Participant in a lump sum on the first day of the seventh month following the Separation from Service.  All subsequent distributions shall be paid in the manner specified

6.07           Payment of Small Accounts.  Notwithstanding anything in this Plan to the contrary and only to the extent permitted under Section 409A of the Code, if a Participant becomes entitled to a distribution of his Account balance by reason of his or her Separation from Service and the value of the Participant’s Account balance is equal to or less than the dollar limit set forth in Section 402(g) of the Code, then the Committee may, in its sole discretion, pay to the Participant his or her entire Account balance in a single lump sum cash payment.  Any such payment will be made as soon as administratively feasible following Separation from Service and before the 15th day of the third month following the Participant’s Separation from Service.

6.08           Distributions Upon Income Inclusion Under Section 409A of The Code.  Upon the inclusion of any amount into a Participant’s income as a result of the failure of this non-qualified deferred compensation plan to comply with the requirements of Section 409A of the Code, to the extent such tax liability can be covered by the amount of the Participant’s Account, a distribution shall be made as soon as is administratively practicable following the discovery of the plan failure.

ARTICLE VII
MISCELLANEOUS

7.01           Limitation of Rights.  Participation in this Plan does not give any individual the right to be retained in the service of the Company or any Affiliate or other related entity.

7.02           Additional Restrictions.  If the Committee determines that additional restrictions or limitations must be placed on the investment vehicles utilized for measuring the return on the amounts credited to Participant Accounts, the right of Participants to make investment elections with respect to their Accounts, their ability to make or change distribution elections, their ability to defer distributions or to change the commencement date for the distribution of their benefits or the method of such distribution or their rights or status as creditors under the Plan in order to avoid current income taxation of amounts deferred under the Plan, the Committee may, in its sole discretion, amend the Plan to impose such restrictions or limitations, cease deferrals under the Plan and/or defer distribution dates under the Plan.

7.03           Claims Procedure.  No application is required for the commencement of benefits under the Plan.  However, if a Participant or Beneficiary (“Claimant”) believes that he or she is entitled to a greater benefit under the Plan, the Claimant may submit a signed, written application to the Committee (or the Committee’s authorized delegate hereunder) within ninety (90) days after having been denied such a greater benefit.  The Claimant will generally be notified of the approval or denial of this application within ninety (90) days after having been denied such a greater benefit.  The Claimant will generally be notified of the approval or denial of this application within ninety (90) days after the date that the Committee (or the Committee’s authorized delegate hereunder) receives the application.  If the claim is denied, the notification will state specific reasons for the denial and the Claimant will have sixty (60) days to file a signed, written request for a review of the denial with the Committee.  This request will include the reasons for requesting a review, facts supporting the request and any other relevant comments.  The Committee (or the Committee’s authorized delegate hereunder) will generally make a final, written determination of the Claimant’s eligibility for benefits within sixty (60) days after receipt of the request for review.

7.04           Indemnification.  The Company will indemnify and hold harmless the Directors, the members of the Committee and any delegate of the Committee, and employees of the Company and its Affiliates who may be deemed fiduciaries of the Plan, from and against any and all liabilities, claims, costs and expenses, including attorneys’ fees, arising out of an alleged breach in the performance of their fiduciary duties under the Plan, other than such liabilities, claims, costs and expenses as may result from the gross negligence or willful misconduct of such persons.  The Company shall have the right, but not the obligation, to conduct the defense of such persons in any proceeding to which this Section 7.04 applies.

7.05           Assignment.  To the fullest extent permitted by law, benefits under the Plan and rights thereto are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of a Participant or a Beneficiary.

7.06           Inability to Locate Recipient.  If a benefit under the Plan remains unpaid for two (2) years from the date it becomes payable, solely by reason of the inability of the Committee to locate the Participant or Beneficiary entitled to the payment, the benefit shall be treated as forfeited.  Any amount forfeited in this manner shall be restored without interest upon presentation of an authenticated written claim by the person entitled to the benefit.

7.07           Amendment and Termination.  The Committee may, at any time, amend or terminate the Plan.  Any amendment must be made in writing; no oral amendment will be effective.  Except to the limited extent authorized pursuant to Section 7.02, no amendment may, without the consent of an affected Participant (or, if the Participant is deceased, the Participant’s Beneficiary), adversely affect the Participant’s or the Beneficiary’s rights and obligations under the Plan with respect to amounts already credited to a Participant’s Account, and, except as otherwise provided below, all amounts deferred under the Plan prior to the date of any such amendment or termination of the Plan shall continue to become due and payable in accordance with the distribution provisions of Article VI as in effect immediately prior to  such amendment or termination.

Notwithstanding anything to the contrary in this Section 7.07, each Participant’s benefit shall be distributed immediately in a lump sum if this Plan terminates in the following circumstances:

(a)           Within thirty (30) days before or twelve (12) months after a Change in Control of the Company; provided, however, that termination of this Plan was effected through an irrevocable action taken by the Company; provided, further, that all distributions are made no later than twelve (12) months following such termination of the Plan and that all the Company's arrangements which are substantially similar to the Plan are terminated so all Participants and any participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the termination of the arrangements;

(b)           Upon the Company’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Plan are included in each Participant's gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

(c)           Upon the Company’s termination of this and all other account balance plans (as referenced in Section 409A of the Code or the regulations thereunder); provided, however that all distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination; provided, further, that the termination of this Plan does not occur proximate to the downturn in the financial health of the Company; and provided, further, that the Company does not adopt any new account balance plans for a minimum of three (3) years following the date of such termination.

7.08           Applicable Law.  To the extent not governed by Federal law, the laws of the State of Indiana shall govern the Plan.  If any provision of the Plan is held to be invalid or unenforceable, the remaining provisions of the Plan will continue to be fully effective.

7.09           No Funding.  The obligation to pay the vested balance of each Participant’s Account shall at all times be an unfunded and unsecured obligation of the Company, and. Participants and Beneficiaries shall have the status of general unsecured creditors of the Company.  Except to the extent provided below in Section 7.10, Plan benefits will be paid from the general assets of the Company, and nothing in the Plan will be construed to give any Participant or any other person rights to any specific assets of the Company or its Affiliates. In all events, it is the intention of the Company and its Affiliates and all Participants that the Plan be treated as unfunded for tax purposes and for purposes of Title I of ERISA.

7.10           Trust.  The benefits under the Plan will be paid from the assets of a grantor trust (the “Trust”) established by the Company to assist it in meeting its obligations hereunder and, to the extent that such assets are not sufficient, by the Company out of its general assets. The Trust shall conform to the terms of the Internal Revenue Service Model Trust in Internal Revenue Service Procedure 92-64 (or any successor procedure).

IN WITNESS WHEREOF, The Finish Line, Inc. has caused this Plan to be executed by its duly authorized representative as of the date indicated above.

THE FINISH LINE, INC.
By:	/s/ Alan H. Cohen
Name:	Alan H. Cohen
Title:	Chairman of the Board and Chief Executive Officer